SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

S&P Managed Futures Index Fund, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0080448
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o RefcoFund Holdings, LLC

One World Financial Center

200 Liberty Street – Tower A

New York, New York 10281

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-107357;
333-118965

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Class 1 Units of Limited Partnership Interest

Class 2 Units of Limited Partnership Interest

The original Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, filed by S&P Managed Futures Index Fund, LP (the “Fund”) dated January 29, 2004, registered 100,000 Class A Units of limited partnership interest (the “Class A Units”) and 100,000 Class B Units of limited partnership interest (the “Class B Units”).  The Class A Units and Class B Units were registered on a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), as initially filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2003 (File No. 333-107357).  An additional 500,000 Class A Units were registered on a Registration Statement on Form S-1 pursuant to the Securities Act, as initially filed on September 14, 2004 (File No. 333-118965).  RefcoFund Holdings, LLC, the general partner of the Fund, has decided to change the name of the Class A Units to the “Class 1 Units,” and has also decided to change the name of the Class B Units to the “Class 2 Units.”

The undersigned registrant hereby amends, in its entirety, the items, exhibits and other portions of its Registration Statement on Form 8-A dated January 29, 2004.

Item 1.            Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are: (1) Class 1 Units of limited partnership interest (the “Class 1 Units”) of the Fund and (2) the Class 2 Units of limited partnership interest (the “Class 2 Units”) of the Fund.  The description of the Class 1 Units and the Class 2 Units contained in the Registration Statement on Form S-1 (File No. 333-107357) initially filed with the Commission on July 25, 2003, and as amended from time to time, and the Registration Statement on Form S-1 (File No. 333-118965) initially filed with the Commission on September 14, 2004, and as amended from time to time, is hereby incorporated by reference.  Any prospectus or prospectus supplement or any amendment to the Registration Statements that includes a description of the Class 1 Units and the Class 2 Units and that are subsequently filed with the Commission by the Fund are hereby incorporated by reference.

Item 2.            Exhibits.

Exhibit Number	Description of Document

3.1	Certificate of Limited Partnership of Registrant, incorporated by reference from Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-107357).

3.2	Amended and Restated Limited Partnership Agreement of Registrant, incorporated by reference from Exhibit A of the most recently filed Prospectus.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

S&P MANAGED FUTURES INDEX FUND, LP

/s/ Richard C. Butt
Date: July 1, 2005	By:	RefcoFund Holdings, LLC, as General Partner
	Name:	Richard C. Butt
	Title:	President